Exhibit 99.1

[EMBARCADERO TECHNOLOGIES LOGO]

PRESS RELEASE

Investor Relations Contact:	Media Relations Contact:
Caitlin Haberberger	Joy Lowry
Embarcadero Technologies	Embarcadero Technologies
Investor@Embarcadero.com	Joy.Lowry@Embarcadero.com
415/834-3131	415/834-3131

For Immediate Release

EMBARCADERO TECHNOLOGIES ANNOUNCES

THIRD QUARTER 2003 FINANCIAL RESULTS

Revenues Increase 9 Percent and GAAP Earnings per Share Increase 150 Percent over Prior Year Quarter

San Francisco, Calif.—October 16, 2003—Embarcadero Technologies, Inc. (Nasdaq: EMBT), a provider of application and database lifecycle management solutions, today announced results for its third fiscal quarter ended September 30, 2003.

Total revenues for the third quarter increased sequentially to $13.2 million and improved over the prior year third quarter results of $12.1 million. Net income and diluted earnings per share under Generally Accepted Accounting Principles (GAAP) for the quarter were $1.5 million and $0.05, respectively. This compares to GAAP net income and diluted earnings per share of $681,000 and $0.02, respectively, in the quarter ended September 30, 2002.

“Our results for the third quarter were ahead of target and we achieved sequentially higher revenues and profitability,” said Stephen Wong, chairman and chief executive officer of Embarcadero Technologies. “In the quarter we saw our average license transaction size grow significantly and we continued to generate strong cash flow from operations. We were encouraged by customer activity in the summer and the reception to some of our new products.”

Cash flow from operations was $2.7 million in the third quarter and $9.3 million for the nine months ended September 30, 2003. Cash, cash equivalents, and short-term investments grew by $2.7 million in the quarter to reach $50.9 million at September 30, 2003.

Non-GAAP Financial Measures

Non-GAAP net income was $1.9 million for the quarter or $0.07 per diluted share. For the corresponding quarter in 2002, non-GAAP net income was $1.5 million or $0.05 per diluted share. Non-GAAP numbers are tax adjusted and exclude the following items: amortization of acquired technology, amortization of non-cash stock-based compensation, and amortization of other intangible assets. A detailed reconciliation of GAAP to non-GAAP net income is provided in the attached financial statements.

Embarcadero Announces Third Quarter 2003 Financial Results                                                      2 of 2

The non-GAAP measures of net income and earnings per share exclude certain non-cash charges and have not been calculated in accordance with generally accepted accounting principles (GAAP). These differ from GAAP in that the measures exclude amortization of acquired technology, amortization of non-cash stock-based compensation, and amortization of other intangible assets and assume a 32% tax rate, which is higher than our effective tax rate of approximately 29% as computed in accordance with GAAP. Embarcadero has previously provided these non-GAAP measurements in press releases reporting net income and earnings per share because we believe these measurements provide a consistent basis for comparison between quarters that is not influenced by changes in the Company’s effective tax rate or certain non-cash or non-recurring expenses and is therefore useful to investors. These measures should not be considered an alternative to GAAP, and these non-GAAP measures may not be comparable to information provided by other companies.

Conference Call Information

Embarcadero will discuss its third quarter 2003 results, as well as provide business outlook for the fourth quarter of 2003, on a conference call and simultaneous Web cast to be held today, October 16, 2003, at 2:00 PM PT. The Web cast of this conference call, which will be available live as well as archived, can be accessed by all interested parties at the Embarcadero Technologies Web site, www.embarcadero.com, in the events calendar under “Investor Relations.”

About Embarcadero Technologies

Embarcadero Technologies, Inc. (Nasdaq: EMBT), is a leading provider of software solutions that enable organizations to build, optimize and manage relational databases, the key underlying technology of business critical applications. Thousands of customers, including 96 of the Fortune 100, rely on Embarcadero Technologies products to ensure optimal performance of the complex, multi-platform applications and systems that power their business. Embarcadero Technologies, named to the Deloitte & Touche Fast 500 for three consecutive years, is headquartered in San Francisco, Calif. For more information, call 415/834-3131 or visit http://www.embarcadero.com.

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Forward- Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks associated with fluctuations in quarterly results and other risks identified in the Company’s periodic filings with the Securities and Exchange Commission including, but not limited to, those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K. Actual results, events, and performance may differ materially. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

Embarcadero, the Embarcadero Technologies logos and all other Embarcadero Technologies product or service names are trademarks of Embarcadero Technologies, Inc. All other trademarks are property of their respective owners.

Embarcadero Technologies, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenues:
License	$6,864	$6,648	$19,632	$20,260
Maintenance	6,290	5,403	18,175	16,212

Total revenues	13,154	12,051	37,807	36,472

Cost of revenues:
License	168	125	373	409
Amortization of acquired technology	556	455	1,667	1,129
Maintenance	565	534	1,718	1,684

Total cost of revenues	1,289	1,114	3,758	3,222

Gross profit	11,865	10,937	34,049	33,250

Operating expenses:
Research and development	3,987	3,525	11,793	10,815
Purchased research and development	—	—	—	1,100
Sales and marketing	4,602	4,915	14,341	14,409
General and administrative	1,263	1,370	3,873	4,119
Amortization of other intangible assets	—	385	—	1,155

Total operating expenses	9,852	10,195	30,007	31,598

Income from operations	2,013	742	4,042	1,652
Other income, net	79	143	364	499
Income before provision income taxes and share in loss of joint venture	2,092	885	4,406	2,151
Provision for income taxes	(607)	(204)	(1,278)	(516)
Income before share in loss of joint venture	1,485	681	3,128	1,635
Share in loss of joint venture, net	—	—	—	(423)

Net income	$1,485	$681	$3,128	$1,212

Net income per share:
Basic	$0.06	$0.03	$0.12	$0.04

Diluted	$0.05	$0.02	$0.11	$0.04

Shares used in per share calculation:
Basic	26,525	27,225	26,553	27,197

Diluted	28,458	28,879	28,289	29,184

Embarcadero Technologies, Inc.

Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenues:
License	$6,864	$6,648	$19,632	$20,260
Maintenance	6,290	5,403	18,175	16,212

Total revenues	13,154	12,051	37,807	36,472

Cost of revenues:
License	168	125	373	409
Maintenance	565	534	1,718	1,682

Total cost of revenues	733	659	2,091	2,091

Gross profit	12,421	11,392	35,716	34,381

Operating expenses:
Research and development	3,932	3,519	11,732	10,788
Sales and marketing	4,542	4,744	14,074	13,780
General and administrative	1,208	1,099	3,596	3,093

Total operating expenses	9,682	9,362	29,402	27,661

Income from operations	2,739	2,030	6,314	6,720
Other income, net	79	143	364	499

Income before provision for income taxes and share in loss of joint venture	2,818	2,173	6,678	7,219
Provision for income taxes	(902)	(695)	(2,138)	(2,303)

Income before share in loss of joint venture	1,916	1,478	4,540	4,916
Share in loss of joint venture, net	—	—	—	(423)

Net income	$1,916	$1,478	$4,540	$4,493

Net income per share:
Basic	$0.07	$0.05	$0.17	$0.17

Diluted	$0.07	$0.05	$0.16	$0.15

Shares used in per share calculation:
Basic	26,525	27,225	26,553	27,197

Diluted	28,458	28,879	28,289	29,184

The following table reconciles non-GAAP net income to as reported (GAAP) net income (in thousands) (unaudited):

Non-GAAP net income	$1,916	$1,478	$4,540	$4,493
Amortization of acquired technology	(556)	(455)	(1,667)	(1,129)
Purchased research and development	—	—	—	(1,100)
Non-cash stock-based compensation	(170)	(448)	(605)	(1,684)
Amortization of other intangible assets	—	(385)	—	(1,155)
Non-GAAP tax adjustment	295	491	860	1,787

As reported (GAAP) net income	$1,485	$681	$3,128	$1,212

Embarcadero Technologies, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2003	December 31, 2002
ASSETS

Current Assets:
Cash and cash equivalents	$39,080	$15,870
Short-term marketable securities	11,860	27,893
Trade accounts receivable, net	7,658	7,539
Prepaid expenses and other current assets	1,738	1,532
Deferred income taxes	489	489

Total current assets	60,825	53,323

Property and equipment, net	2,884	3,587
Goodwill	10,337	10,337
Deferred income taxes	2,840	2,840
Other assets, net	5,170	6,628

Total assets	$82,056	$76,715

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$5,099	$3,810
Deferred revenue	12,180	10,705

Total current liabilities	17,279	14,515

Stockholders’ Equity	64,777	62,200

Total liabilities and stockholders’ equity	$82,056	$76,715